Exhibit 99.1

Neptune Wellness Announces an Accounts Receivable Factoring Facility of up to $5 Million for its Sprout Organics Baby Food Brand

LAVAL, QUÉBEC, CANADA – January 24, 2023 – Neptune Wellness Solutions Inc. (“Neptune” or the “Company”) (NASDAQ: NEPT), a consumer-packaged goods company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced that its organic baby food brand subsidiary, Sprout Organics, has entered into an accounts receivable factoring facility with Alterna Capital Solutions, LLC (“Alterna”). The maximum available is $5 million.

The terms of the agreement include a Funds Usage Fee of prime plus 1% with a minimum interest rate of 8% p.a. Alterna was granted a security interest in Sprout’s accounts receivable.

The agreement will remain in effect for a 12-month period, effective January 23, 2023, and will be automatically renewed. Neptune provided a commercial guaranty in connection with this agreement.

About Sprout Organics

Sprout Organics is an organic baby food brand that strives to make mealtime easy and fun for parents and babies through delicious snacks and meals made with fresh, organic ingredients. The company aims to make life less complicated, give children a head start in life, and explore new foods with excitement with three simple promises: Keep it real, keep it simple and keep it fun. Sprout uses only the best, real and organic ingredients in everything it makes which means certified organic foods in every bite straight from nature, no GMOs. To learn more, please visit www.sproutorganics.com.

About Neptune Wellness Solutions Inc.

Neptune is a consumer packaged goods company that aims to innovate health and wellness products. Founded in 1998 and headquartered in Laval, Quebec, the company focuses on developing a portfolio of high-quality, affordable consumer products that align with the latest market trends for natural, sustainable, plant-based and purpose-driven lifestyle brands. The company's products are available in more than 27,000 retail locations and include well-known organic food and beverage brands such as Sprout Organics, Nosh, and Nurturme, as well as nutraceuticals brands like Biodroga and Forest Remedies. With its efficient and adaptable manufacturing and supply chain infrastructure, the company can quickly respond to consumer demand, and introduce new products through retail partners and e-commerce channels. Please visit neptunewellness.com for more details.

Disclaimer – Safe Harbor Forward–Looking Statements
Statements in this news release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of applicable securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Neptune to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “projects”, “anticipates”, “will”, “should” or “plans” to be uncertain and forward-looking. Forward-looking statements relate to future events or future performance and reflect management’s expectations or beliefs regarding future events including, but not limited to, statements with respect to: the timing and outcome of the transactions described in this news release (collectively, the “Transaction”); the anticipated benefits of the Transaction to the parties; and the impact of the Transaction on the Company. In respect of the forward-looking statements and information concerning the anticipated benefits and completion of the Transaction and the anticipated timing for completion of the Transaction, the Company has provided such statements and information in reliance on certain assumptions that it believes are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking statements and information included in this news release are made as of the date of this news release and the Company does not undertake an obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement and the “Cautionary Note Regarding Forward-Looking Information” section contained in Neptune’s latest Annual Information Form, which also forms part of Neptune’s latest annual report on Form 40-F, and which is available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov/edgar.shtml. All forward-looking statements in this news release are made as of the date of this news release. Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts:

media@neptunecorp.com

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254